Exhibit 99.1

Phio Pharmaceuticals Terminates Share Purchase

Agreement with Triton Funds

MARLBOROUGH, Massachusetts--(Newsfile Corp. – July 5, 2024)—Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL® siRNA gene silencing technology is designed to make immune cells more effective in killing tumor cells, today announced it has terminated its share purchase agreement with Triton Funds LP, which afforded Triton the opportunity to purchase up to 18.8% of the Company’s common stock.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL® siRNA gene silencing technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body's ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company's website, www.phiopharma.com.

Contact:

Phio Pharmaceuticals Corp.

ir@phiopharma.com

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